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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 June 20, 2000

                         NEWPORT NEWS SHIPBUILDING INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     1-12385              74-1541566
(State or other jurisdiction         (Commission         (I.R.S. Employer
      of incorporation)              File Number)       Identification No.)

              4101 Washington Avenue, Newport News, VA   23607
              (Address of principal executive offices) (zip code)

                                 (757) 380-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 5. Other Events

     As previously reported, during the first quarter of 1999, the Company received a letter from the U.S. Navy Supervisor of Shipbuilding forwarding a Defense Contract Audit Agency ("DCAA") final audit report questioning approximately $83 million of costs allocated to U.S. Government contracts as Independent Research and Development ("IR&D"). The letter requested additional comments regarding why the Company considers its existing cost accounting practice to be compliant with the Cost Accounting Standards. The Company provided such comments in the second quarter of 1999.

     On June 20, 2000, the Company received a subpoena with respect to this matter from the Department of Defense Inspector General for documents and other information. The Company is in the process of responding to that subpoena. Management believes that the final resolution of this matter will not have a material impact on the financial position, results of operations, or cash flows of the Company.

                                       2
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   NEWPORT NEWS SHIPBUILDING INC.

Date: June 22, 2000                By:  /s/ Stephen B. Clarkson
                                      ---------------------------------
                                      Name:   Stephen B. Clarkson
                                      Title:  Vice President, General
                                              Counsel and Secretary